UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   August 15, 2013

PROS Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		713-335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Indemnity Agreements with Directors and Officers. On August 15, 2013, the Board of Directors (“Board”) of PROS Holdings, Inc. (the “Corporation”) adopted a new form of indemnity agreement for its officers and directors, the “Revised Indemnity Agreement”) and approved the amendment and restatement of the indemnity agreements with its current officers and directors to conform to the Revised Indemnity Agreement. The Revised Indemnity Agreement requires the Corporation, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys' fees, judgments, fines and settlements paid by the indemnitee in connection with any action, suit or proceeding arising out of the indemnitee's status or service as the Corporation's director or officer, and to advance expenses incurred by the indemnitee in connection with any proceeding against the indemnitee with respect to which the indemnitee may be entitled to indemnification by the Corporation. The Revised Indemnity Agreement expands the scope of the indemnification for the director or officer to “the fullest extent” permitted by law, and provides greater protection for directors and officers than the previous form of indemnification agreement. The foregoing description of the Revised Indemnity Agreement is qualified in its entirety by reference to the full text of the Revised Indemnity Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amended and Restated Bylaws. On August 15, 2013, the Board amended and restated the Corporation's amended and restated bylaws (the “Amended Bylaws”) to provide for the state or federal courts in the state of Delaware as the exclusive forum for stockholder disputes and that the Corporation will indemnify its directors, officers and employees “to the fullest extent authorized” by Delaware General Corporation Law as described in Article VII of the Amended Bylaws.
In addition to some non-substantive editorial revisions, the Amended Bylaws also provide for the following

•	Clarifying that the Chairman of the Board and the President can call special meetings of stockholders.

•	Allowing voting lists to be made available online, at the Corporation, or in any other manner provided by law.

•	Providing additional permissible methods of the participation of stockholders and proxy holders as specified in Section 1.13 of the Amended Bylaws.

•	Shortening the minimum advance notice requirement to call a special Board meeting from 48 hours to 24 hours and allowing the meeting to be called without an express stated purpose.

•	Allowing Board consents to also be signed electronically.

•	Clarifying that stockholders can amend the Corporation's bylaws as specified in Section 6.2 of the Amended Bylaws.

•	Clarifying the Board's authority to delegate certain powers and duties to officers or agents.

•
Revising the stockholder voting threshold for non-election matters to a majority of voting power of the shares present and entitled to vote, as specified in Section 1.9 of the Amended Bylaws, from the previous majority of the “votes cast” standard.

•	Require certain information as part of any stockholder proposals provided to the Corporation as specified in Section 1.10 of the Amended Bylaws.

•
Clarifying the window of time for submitting notice by any stockholder, to 90 days but no more than 120 days before the anniversary of the prior annual meeting, from the previous current 120 days' notice.

•	Amending the duration of a director's term of office to 3 years rather than “expiring” at 3 years.

•	Allowing directors having a possible conflict of interest for a matter to be voted on, to be counted for purposes of determining a quorum as specified in Section 2.10 of the Amended Bylaws.

•	Clarifying that the Board dictate the compensation of the directors for their services and reimbursement for their expenses in attendance at Board meetings.

•	Clarifying that the Board can dispose of unissued shares or treasury stock.

•	Clarifying that the directors and officers of the Corporation can take actions with respect to the securities of other corporations held by the Corporation.

•	Clarifying that a secretary's certificate is conclusive evidence of the action taken by the stockholders, directors, committees or any officer or chosen representative of the Corporation.
The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits.

3.1     Amended and Restated Bylaws of PROS Holdings, Inc.

10.1	Amended and Restated Form of Indemnity Agreement entered into among the Corporation, its affiliates and its directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: August 21, 2013
/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary